ANX007 Phase 3 GA Program December 2023 Exhibit 99.3

Overview of ANX007 Geographic Atrophy Program

Pioneering upstream classical complement trial with demonstrated functional benefit

- ✓ Unique MOA targeting classical complement inflammation where it starts
- ✓ Preclinical classical complement inhibition protected photoreceptor cell loss and function
- ✓ ARCHER 1st clinical demonstration of significant, dose & time-dependent vision preservation
- ✓ Vision preservation supported by multiple lines of evidence, including: 12 months on-treatment, fellow-eye, foveal status and off-treatment analyses
- ✓ Clinical impact consistently improved over time on fundus autofluorescence (FAF) lesion and BCVA ≥15-letter loss measures
- ✓ ANX007 1st and only EMA PRIME Designation in GA – based on preclinical & ARCHER data set
- ✓ Actively pursuing global Phase 3 program to confirm ARCHER findings

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ANNEXON biosciences

ANX007 GA Phase 3 Program Overview: Potential Best-in-Class Approach Aligned with FDA on BCVA ≥15 letter loss functional endpoint, with no requirement for surrogate structural endpoint, consistent with ARCHER Ph2 results FDA recommends injection comparator as control (e.g., placebo or approved drug); EMA advisor feedback & precedent for sham control with currently no EU-approved comparator ANNX to conduct global sham-controlled trial ASAP:  ARCHER II Study (mid-2024) EMA-centric approach (no comparators); replicates ARCHER I & potentially fastest path to EU approval. ~2.5M EU pts; ~1M US pts ANNX to stagger second, injection comparator trial against Syfovre:  ARROW Study (2H 2024) Satisfy FDA recommendation re injection control, and no apparent Syfovre functional benefit over 3 trials Potential ‘Best in class' program disconnecting lesion surrogate from vision endpoint (own narrative & drive value during trial) Provides additional shot on goal for approval Initiate post-EMA determination of Syfovre approval to finalize EU / global trial feasibility

Two Study Global P3 Approach Balances POS, Cost and Time

Clinical	Regulatory	Other Considerations
1 Maximize clinical PTS	**2 Achieve global regulatory approval**	**3 Minimize cost, time, operational complexity**
• Sham controlled trial highest PTS* (replicate ARCHER) • Evidence of 007 potential to be superior to Syfovre on BCVA ≥15 (three prior Syfovre trials)	• EMA: Sham precedent & no comparator • FDA: Injectable control recommended – active comparator only feasible option	• Reasonably sized trials • Essentially one trial per jurisdiction, each of which has potential to support BLA • Rapid path to EMA label

2 studies with distinct comparators
- **ARCHER II: Sham controlled**
- **ARROW: Syfovre controlled**

- Initiate ARCHER II first: potentially highest PTS and fastest path to EU approval
- Addresses divergent regulatory recommendations
- Builds strength of evidence: 2 successful Ph3 studies
- Monitoring evolving Syfovre situation (e.g., tolerability profile, EMA approval)

*probability of technical success

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ANNEXON biosciences

ANX007 GA P3 Trials Overview: Replicate ARCHER & Support Global Approvals

Estimated program cost ~$140M for two trials

Sham Study* (24 mos)

Primary analysis: 12 months

Treatment masked through 24 months**

ARCHER II

- ANX007 Monthly (n = ~200)
- Sham (n = ~200)

Sites: US and EU; two-sided alpha = 0.05

Injection Comparator (12 mos)

Primary analysis: 12 months

ARROW

- ANX007 Monthly (n =~250)
- Syfovre (n =~250)

Sites: US Only unless EU approval ; two-sided alpha = 0.05

Primary Endpoint

- Persistent ≥15-Letter BCVA Loss through 12 months, or accumulation of appropriate # of events

POTENTIAL SECONDARY / EXPLORATORY ENDPOINTS

- LLVA / LLVD
- Ellipsoid Zone (EZ) attenuation / lesion growth

Study Design Elements

- Replicate ARCHER (e.g., inclusion/ exclusion, assessments etc.)
- Possible enrichment criteria for sham study (based on ARCHER data)

*Archer was a 270 patient trial

**24 mos. total treatment per regulatory direction

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ANNEXON biosciences

Syfovre: An “Active Control” with No Observed Effect on Visual Acuity No apparent treatment effect on BCVA 15 across three trials and >1,400 GA patients observed Recruited generally similar patient population as ARCHER No Syfovre BCVA ≥15-letter loss data reported Modeling: best, non-significant effect would be <4% compared to sham Low likelihood based on our modeling that similar 4th Syfovre study demonstrates positive visual acuity Summary: BCVA Findings for Syfovre From Heier, Retina Society, November 2-5, 2022.

ARCHER I Vision Protection Supported by Three Lines of Evidence 1. Observed significant time and dose-dependent protection against vision loss vs sham (BCVA) 72% risk reduction in EM arm (p=0.006) 48% risk reduction in EOM (p=0.064) BCVA ≥15-LETTER LOSS AT 2 CONSECUTIVE VISITS OR LAST VISIT % Patients with no BCVA ≥15-Letter Loss Event HR, hazard ratio; Nominal log-rank test (versus sham) p-values are presented EM (n=89) EOM (n=92) Sham (n=89) 3. Off-Treatment Analysis showed initial benefit maintained off treatment, but vision loss accelerates post-treatment 2. Fellow-Eye Analysis (comparing treated eye w/ non-treated fellow eye) showed protection in treated eye

Next Steps Finalize design elements for ARCHER II and ARROW Ph3 trials Enrichment criteria for sham study Potential modifications to year 2 of sham trial (e.g., incorporate EOM dosing) Design features to ensure appropriate number of BCVA 15 events Continued partnership with EMA under PRIME designation for what we believe is the most expeditious path to approval Complete clinical feasibility assessment and trial initiation activities – targeting trial initiation mid-2024